UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2017

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

4 Menorat Hamaor St. Tel Aviv, Israel	6744832
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 776-6804

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 20, 2017, InspireMD, Inc. (the “Company”) filed with the office of the Secretary of State of the State of Delaware a Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Amendment”) which instituted a automatic exchange of each share of Series B Preferred Stock upon the consummation of a Qualified Offering (as defined in the Certificate of Amendment), subject to the beneficial ownership limitation contained therein.

The foregoing description of the terms and provisions of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitation of Series B Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: December 22, 2017	By:	/s/ Craig Shore
	Name:	Craig Shore
	Title:	Chief Financial Officer